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                                                                    EXHIBIT 10.7

                         AMENDMENT NO. 2 TO AGREEMENT


     THIS AMENDMENT NO. 2 TO AGREEMENT is made and entered into as of this 24th day of May, 2001 (the "Amendment"), between AVIATION SALES COMPANY, a Delaware corporation (the "Company"), LJH, CORPORATION, a Texas corporation, of which Lacy J. Harber is the sole stockholder ("LJH Corp.") and LACY J. HARBER ("Harber"), an individual and resident of the State of Texas (Harber and LJH Corp., and their respective affiliates and associates, are hereinafter referred to collectively as the "Harber Group").

     WHEREAS, the Company, LJH Corp., and Harber are parties to the Agreement dated as of March 10, 2000 and Amendment No. 1 to Agreement dated as of December 4, 2000 (collectively, the "Agreement"); and

     WHEREAS, the Board of Directors of the Company (the "Board") has agreed to amend its Rights Agreement dated as of November 1, 1999 (as amended by Amendment No. 1 to Rights Agreement, dated as of March 14, 2000 and Amendment No. 2 to Rights Agreement, dated as of December 4, 2000) (the "Rights Agreement") to permit the Harber Group to beneficially own up to, but not more than, thirty-five percent (35%) of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), without triggering the distribution of rights under the Rights Agreement ("Amendment No. 3 to Rights Agreement"); and

     WHEREAS, the Board has approved the transactions contemplated by Amendment No. 3 to Rights Agreement and this Amendment upon the terms and conditions contained therein and herein; and

     WHEREAS, pursuant to Section 6.5 of the Agreement, the Agreement may be amended with the approval of all parties thereto; and

     WHEREAS, a majority of the Disinterested Directors (as defined in the Agreement) has approved the waiver and amendment of certain provisions of the Agreement pursuant to Sections 3.11 and 6.5 of the Agreement;

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Amendment of Section 3.1(b). Section 3.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "No member of the Harber Group shall, prior to March 10, 2005, directly or indirectly acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or upon the expiration of any period of time provided in any such acquisition, agreement or
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     other action) to increase the aggregate beneficial ownership of Company
     Voting Securities by the Harber Group to such number of Company Voting Securities that represents or possesses greater than 35.0% of the Combined Voting Power of Company Voting Securities; provided, however, that shares of Common Stock beneficially owned by Roy T. Rimmer ("Rimmer") solely through the grant of stock options by the Company to Rimmer as a Director of the Company shall be excluded from such percentage. Notwithstanding the foregoing maximum percentage limitation, (A) no member of the Harber Group shall be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum percentage limitation if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of a repurchase, redemption or other acquisition of any Company Voting Securities by the Company or any of its subsidiaries, and (B) the foregoing maximum percentage limitation shall not prohibit any purchase of Company Voting Securities by any member of the Harber Group directly from the Company (including pursuant to the exercise of stock options, rights, subscription rights or standby purchase obligations in connection with rights offerings by the Company), provided such purchase is approved by a majority of the Disinterested Directors.

     2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     5. Effectiveness. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


                            [SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                LACY J. HARBER


                                By:   /s/ Lacy J. Harber
                                      ---------------------------
                                Name: Lacy J. Harber


                                LJH, CORPORATION



                                By:    /s/ Lacy J. Harber
                                       ---------------------------
                                Name:  Lacy J. Harber
                                Title: President


                                AVIATION SALES COMPANY


                                By:    /s/ Dale S. Baker
                                       ---------------------------
                                Name:  Dale S. Baker
                                Title: Chairman of the Board and CEO